Exhibit 5.1

Aon plc Metropolitan Building James Joyce Street Dublin 1 Ireland

Our Ref	Your Ref	19 April 2024
FBO/AOC/659500-51

Dear Addressee

Registration Statement on Form S-4 of Aon plc

We have acted as Irish counsel to Aon plc, a public limited company incorporated under the laws of Ireland (company number 604607) (the “Company”), in connection with its filing, on the date hereof, of an Amendment No. 2 to a Registration Statement on Form S-4 (Registration No. 333-277342) (the “Registration Statement”) under the U.S. Securities Act of 1933, as amended (the “Securities Act”) with the U.S. Securities and Exchange Commission (the “Commission”).

We also refer to a Delaware law governed Agreement and Plan of Merger dated 19 December 2023 by and among the Company, Randolph Acquisition Corp., Randolph Merger Sub LLC, NFP Intermediate Holdings A Corp. and NFP Parent Co, LLC (the “Merger Agreement”), a copy of which is annexed as Annex A to the prospectus that forms part of the Registration Statement. Save as otherwise defined in this Opinion, capitalised terms defined in the Registration Statement shall have the same meaning when used in this Opinion.

Pursuant to the Registration Statement, the Company proposes to register up to 19,045,895 class A ordinary shares of $0.01 each (nominal value) in the capital of the Company (the “Ordinary Shares”), to be issued as Aggregate Equity Consideration upon the closing of the transactions provided for in the Merger Agreement.

In connection with this Opinion, we have reviewed the agreements, corporate resolutions, records and other documents (including the corporate certificate) and searches listed in Schedule 1 to this Opinion (collectively, the “Documents”).

Based solely on our review of the Documents and subject to the assumptions, qualifications and limitations set out in Schedule 2, Schedule 3 and elsewhere in this Opinion, we are of the opinion that the Ordinary Shares to be allotted and issued as Aggregate Equity Consideration upon the closing of the transactions provided for in the Merger Agreement will, upon the entry of the names of the relevant allottee(s) in the register of members of the Company as the holder(s) of such Ordinary Shares (in each case credited as fully paid), be validly issued, fully paid and non-assessable (“non-assessable” is a phrase which has no defined meaning under Irish law, but, for the purposes of this Opinion, shall mean the registered holder(s) of such Ordinary Shares are not subject to calls for additional payments of capital on such shares).

This Opinion is based upon, and limited to, the laws of Ireland in effect on the date hereof and is based on legislation published and cases fully reported before that date and our knowledge of the facts relevant to the opinions contained herein. We have assumed, without enquiry, that there is nothing in the laws of any jurisdiction other than Ireland which would, or might, affect our opinions as stated herein. We have made no investigations of, and we express no opinion on, the laws of any jurisdiction other than Ireland, or the effect thereof. This Opinion is expressed as of the date hereof and we assume no obligation to update this Opinion.

This Opinion is furnished to you and the persons entitled to rely upon it pursuant to the applicable provisions of the Securities Act strictly for use in connection with the Registration Statement and may not be relied upon by any other person without our prior written consent. This Opinion is confined strictly to the matters expressly stated herein and is not be read as extending, by implication or otherwise, to any other matter.

We hereby consent to the filing of this Opinion as Exhibit 5.1 to the Registration Statement and to the reference to Matheson LLP under the caption “Legal Matters” in the prospectus constituting a part of the Registration Statement. In giving such consent, we do not admit that we are included in the category of persons whose consent is required under section 7 of the Securities Act, or the rules and regulations of the Commission promulgated thereunder.

This Opinion and the opinions given in it are governed by, and shall be construed in accordance with, the laws of Ireland.

Yours faithfully

/s/ Matheson LLP

MATHESON LLP

Schedule 1

Documents

1.	The final form of the Registration Statement to which this Opinion is to be filed as an exhibit.

2.	The copy of the Merger Agreement annexed as Annex A to the prospectus which forms part of the Registration Statement.

3.	A certificate issued by the secretary of the Company dated the date of this Opinion:

(a)	attaching a copy of each of the following, certified as being true, complete and correct by the secretary:

(i)

the certificate of incorporation of the Company dated 23 May 2017, the certificate of incorporation on change of name of the Company dated 5 November 2019 and the certificate of incorporation on re-registration of the Company as a public limited company dated 18 March 2020;

(ii)	the current constitution of the Company, comprised of its memorandum of association and articles of association, as last amended on 2 June 2021; and

(iii)	resolutions passed by the directors of the Company at a duly convened, constituted and quorate meeting of the board of directors held on 19 December 2023; and

(b)	certifying certain other matters, as set out therein, on which we have relied for the purposes of this Opinion.

4.

Searches carried out by independent law researchers on our behalf against the Company on 18 April 2024 in: (a) the Index of Petitions and Winding-up Notices maintained at the Central Office of the High Court of Ireland, (b) the Judgments’ Office of the Central Office of the High Court of Ireland and (c) the Irish Companies Registration Office (the “Companies Registration Office”) (the “Searches”).

Schedule 2

Assumptions

For the purposes of this Opinion, we have assumed:

1.	the truth and accuracy of the contents of the Documents as to factual matters, but we have made no independent investigation regarding such factual matters;

2.	all signatures (including, for the avoidance of doubt, electronic signatures), initials, seals and stamps contained in, or on, the Documents submitted to us are genuine;

3.

all Documents examined by us as originals are authentic and complete and that all Documents examined by us as copies (including, without limitation, any Document submitted to us as a .pdf (or any other format) attachment to an email) are complete and conform to the originals of such Documents, and the originals of such Documents are authentic and complete;

4.	the Registration Statement will have become, and will remain, effective at all relevant times;

5.

in approving the entry into the Merger Agreement and the allotment and issue of the Ordinary Shares as Aggregate Merger Consideration upon the closing of the transactions provided for in the Merger Agreement, the directors of the Company have acted in a manner they consider, in good faith, to be in the interests of the Company for its legitimate business purposes and which would be likely to promote the success of the Company for its members as a whole;

6.	that the transactions provided for in the Merger Agreement will be consummated on the terms provided for therein;

7.

the obligations expressed to be assumed by each party to the Merger Agreement are legal, valid, binding and enforceable obligations under all applicable laws and in all applicable jurisdictions, other than, in the case of the Company, the laws of Ireland and the jurisdiction of Ireland;

8.

the Merger Agreement and the transactions contemplated thereby are not and will not be affected by any financial restrictions or sanctions arising from orders made by the Irish Minister for Finance under the Financial Transfers Act 1992 of Ireland and/or section 42 of the Criminal Justice (Terrorist Offences) Act 2005 of Ireland or the Criminal Justice (Money Laundering and Terrorist Financing) Act 2010 of Ireland; and

9.

the information disclosed by the Searches was accurate and complete as of the date the Searches were made and has not been altered, the Searches did not fail to disclose any information which had been delivered for registration but which did not appear from the information available at the time the Searches were made or which ought to have been delivered for registration at that time but had not been so delivered and no additional matters would have been disclosed by additional searches being carried out since that time.

Schedule 3

Qualifications

The opinions in this Opinion are subject to the following qualifications:

1.

A search at the Companies Registration Office is not conclusively capable of revealing whether or not a winding-up petition or a petition for the appointment of an examiner, receiver or liquidator has been presented or a resolution passed for the winding-up of the Company. A search on the Index of Petitions and Winding-up Notices maintained at the Central Office of the High Court of Ireland is not capable of revealing whether or not a receiver has been appointed in respect of the Company.

2.

Whilst each of the making of a winding-up order, the making of an order for the appointment of an examiner or the appointment of a receiver may be revealed by a search at the Companies Registration Office it may not be filed at the Companies Registration Office immediately and, therefore, our searches at the Companies Registration Office may not have revealed such matters. Similarly whilst a petition to wind-up the Company may be revealed by a search on Index of Petitions and Winding-up Notices maintained at the Central Office of the High Court of Ireland, the making of a winding-up order may not be filed on the Index immediately and therefore our searches may not have revealed such matters.

3.	This Opinion does not deal with any tax matter or the tax consequences of any matter referred to in this Opinion or the Documents or otherwise.

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